Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cullman Bancorp, Inc. of our report dated March 19, 2010 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Cullman Bancorp, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Brentwood, Tennessee
March 15, 2011